SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The first two paragraphs of Item 5.02 of this Current Report on Form 8-K are incorporated into this Item by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2006 the Company announced that it expected to consolidate its executive functions into the existing Saks Fifth Avenue home offices in New York City by the end of the first fiscal half of 2007. On October 23, 2006 Douglas E. Coltharp, the Company’s Executive Vice President and Chief Financial Officer, Charles J. Hansen, the Company’s Executive Vice President and General Counsel, and Kevin G. Wills, the Company’s Executive Vice President of Finance and Chief Accounting Officer (each the “Executive”), each entered into a letter agreement with the Company (the “Notification or the Notifications”) that provides for the following: (1) the Company notifies the Executive that his place of employment will be relocated to the Company’s New York City offices effective May 4, 2006; (2) the Executive confirms that he declines to relocate his place of employment to the Company’s New York City offices; (3) the relocation of the Executive’s place of employment will entitle the Executive on May 4, 2007 (the “Termination Date”) to terminate his employment for “Good Reason” as defined, and with the effects described, in section 5 of the Executive’s Employment Agreement dated June 8, 2006; (4) the Company will waive the “Executive Notice” and the “Executive Suspension Period” referred to in section 5 of the Executive’s Employment Agreement with respect to the termination of his employment for Good Reason on the Termination Date; (5) the Executive will be entitled to his fiscal 2006 annual cash bonus, if any, as determined by the Human Resources and Compensation Committee of the Board of Directors (the “Committee”) in accordance with the Company’s 2006 bonus plan, but the Company will pay to the Executive his annual cash bonus at the target level if on or before July 3, 2007 the Company does not pay to the Executive his actual fiscal 2006 annual cash bonus; (6) the Company will deliver to the Executive the actual number of performance shares the Committee determines have been earned by the Executive in accordance with specified programs, but the Company will deliver to the Executive performance shares at the target level if on or before July 3, 2007 the Company does not deliver to the Executive the actual number of performance shares the Executive has earned; and (7) except as described in the Notification, the rights of each of the Company and the Executive under the Executive’s Employment Agreement are reserved and confirmed, and the obligations of each of the Company and the Executive remain in full force and effect.

The Notifications are included as Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K and are incorporated into this Item by reference. The description of the Notifications in this Item is qualified in its entirety by reference to the full text of the Notifications.

On October 23, 2006 the Company announced that Michael G. Archbold, 46 years old, will assume the responsibilities of, and be appointed as, the Company’s Executive Vice President and Chief Financial Officer effective May 4, 2007. Mr. Archbold has served as the Company’s Executive Vice President/Chief Financial and Administrative Officer for Saks Fifth Avenue Enterprises since October 3, 2005. From 2002 to 2005 Mr. Archbold served as Chief Financial Officer of AutoZone, Inc., first as Senior Vice President and then as Executive Vice President. From 1996 to 2002 he served as Vice President & Chief Financial Officer for the Booksellers Division of Barnes & Noble, Inc.

The Company and Mr. Archbold have entered into an Employment Agreement dated September 21, 2005 (the “Employment Agreement”). The following is a brief description of the material terms of the Employment Agreement: (1) the Employment Agreement has no term; (2) the Company will pay Mr. Archbold base salary of not less than $500,000 per year; (3) Mr. Archbold is eligible for a yearly cash bonus, which at the target level is 50% of base salary; (4) the Company will award to Mr. Archbold 150,000 shares of restricted stock (of which 75,000 shares were cancelled and the Company awarded to Mr. Archbold phantom shares of an equivalent value); (5) the Company will award Mr. Archbold 75,000 shares of restricted stock if the “Good Reason” specified in clause (6)(iv) of this summary occurs; (6) Good Reason is defined as (i) a mandatory relocation of Mr. Archbold’s principal place of employment outside of a fifty-mile radius from New York County, New York, (ii) Mr. Archbold’s reporting relationship is changed so that Mr. Archbold reports to a person who is not the Chief Executive Officer of Saks Fifth Avenue Enterprises or the direct or indirect supervisor of the Chief Executive Officer of Saks Fifth Avenue Enterprises, (iii) a substantial reduction in Mr. Archbold’s duties or responsibilities, (iv) by October 3, 2007 Mr. Archbold is not assigned the duties and responsibilities of Chief Financial Officer and Chief Administrative Officer with respect to Saks Fifth Avenue Enterprises (which duties and responsibilities are defined as those duties and responsibilities commonly assigned to these positions in a business operated as a publicly traded company or, if Saks Fifth Avenue Enterprises is not operated as a publicly traded company, in a business operated as a privately owned, stand-alone enterprise), or (v) the Company’s failure to pay the compensation and benefits described in the Employment Agreement after Mr. Archbold has given the Company a reasonably opportunity to remedy the failure; (7) the Company will award Mr. Archbold 20,000 performance shares with respect to each of the Company’s 2006, 2007, and 2008 fiscal years; (8) the Company will pay to Mr. Archbold $100,000 on the first business day following the 89th day following the starting date of his employment; (9) at any time the Company may terminate the Employment Agreement without cause and Mr. Archbold may terminate the Employment Agreement for Good Reason; (10) to receive severance benefits Mr. Archbold must sign and deliver to the Company a written release in form and substance reasonably satisfactory to the Company; (11) if termination without cause occurs the Company will pay Mr. Archbold an amount equal to two times Mr. Archbold’s base salary and the Company will immediately vest all restricted stock awards and, to the extent permitted by the Company’s 2004 Long-Term Incentive Plan, immediately vest all stock options and performance share awards; (12) if the Company terminates the Employment Agreement without cause Mr. Archbold will be entitled to a severance payment under the Company’s 2000 Change of Control and Material

Transaction Severance Plan if that plan provides for a larger severance payment and if Mr. Archbold waives Mr. Archbold’s rights to a severance payment under the Employment Agreement; (13) if Mr. Archbold violates the Employment Agreement’s non-solicitation or non-competition requirements the Company’s obligation to make a severance payment would terminate; (14) the Company may terminate the Employment Agreement for cause in which event no base salary, bonus, or severance payment will be paid to Mr. Archbold following termination; (15) for purposes of the Employment Agreement “cause” means (i) conviction of Mr. Archbold, after all applicable rights of appeal have been exhausted or waived, for any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty by Mr. Archbold against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company; or (iii) Mr. Archbold’s continual and material breach of Mr. Archbold’s obligations under the Agreement to serve the Company diligently, as determined by the Human Resources and Compensation Committee of the Board of Directors after Mr. Archbold has been given written notice of the breach and a reasonable opportunity to cure the breach; (16) Mr. Archbold will maintain the confidentiality of the Company’s proprietary and confidential information; (17) for one year following termination Mr. Archbold will not engage in specified categories of associations with specified competitors, will not disparage the Company, and will not solicit any employee of the Company to leave that employment; (18) if Mr. Archbold brings any action to enforce his rights under the Employment Agreement after a change in control, the Company will reimburse Mr. Archbold for his reasonable costs, including attorney’s fees, incurred; and (19) the Company may assign its obligations under the Employment Agreement to any person, including any purchaser of all or any part of the Company’s business.

The Employment Agreement is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated into this Item by reference. The description of the Employment Agreement in this Item is qualified in its entirety by reference to the full text of the Employment Agreement.

The Company’s October 23, 2006 news release regarding Messrs. Coltharp, Wills, Hansen, and Archbold is attached to this Current Report on Form 8-K as Exhibit 99.5 and is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Letter agreement dated October 23, 2006 with Douglas E. Coltharp

99.2	Letter agreement dated October 23, 2006 with Kevin G. Wills

99.3	Letter agreement dated October 23, 2006 with Charles J. Hansen

99.4	Employment Agreement dated September 21, 2005 between the Company and Michael G. Archbold

99.5	News release dated October 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: October 23, 2006	/s/ CHARLES J. HANSEN
Executive Vice President and General Counsel